UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  September 6, 2005

CNH CAPITAL RECEIVABLES LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-122462	39-1995297
(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road, Lake Forest, Illinois 60045

(Address of Principal Executive Offices)   (Zip Code)

(847)735-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

Attached hereto as Exhibits 99.1 and 99.2 are the “Computational Materials” (as defined in the No-Action Letter dated May 20, 1994 issued by the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (the “Kidder Letter”)), prepared and provided to CNH Capital Receivables LLC (the “Seller”) by Credit Suisse First Boston LLC (“CSFB”) and BNP Paribas Securities Corp. (“BNP”) that are required to be filed pursuant to the Kidder Letter.

In connection with the offering of the CNH Equipment Trust 2005-B notes, the Intex models attached hereto (the “Intex Models”) have been provided to prospective investors by CSFB and BNP, as representatives of the several underwriters of the notes.  The Intex Models allow prospective investors to generate hypothetical performance data with respect to the notes based on assumptions chosen by them regarding certain characteristics of the related receivables.  Although the Seller provided CSFB and BNP with certain information regarding the characteristics of the receivables in the related portfolio, the Seller did not participate in the preparation of the Intex Models.

Access to the Intex Models can be obtained by contacting the CSFB trading desk at (212) 325-2747 or the BNP analytics department at (212) 841-2169.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Document Description
99.1	Intex Model
99.2	Intex Model

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL RECEIVABLES LLC
(Registrant)

	By:	/s/ Brian O’Keane
	Name:	Brian O’Keane
	Title:	Treasurer

Dated: September 8, 2005